SECOND AMENDMENT TO
DISTRIBUTION AGREEMENT

This Second Amendment ("Amendment") to the Distribution Agreement, dated as of June 11, 2014 (the "Agreement"), by and between Absolute Shares Trust, a Delaware statutory trust (the "Trust"), and Foreside Fund Services, LLC, a Delaware limited liability company ("Foreside"), is entered into as of November 3, 2016 (the "Effective Date").

WHEREAS, Foreside and the Trust (the “Parties”) desire to amend Exhibit A of the Agreement to reflect the addition of a new fund; and

WHEREAS, Section 8(b) of the Agreement requires that amendments to the Agreement be made in writing and executed by all parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto to add WBI Power Factor™ High Yield Dividend ETF.

3.	Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

ABSOLUTE SHARES TRUST By: /s/ Don Schreiber, Jr._________________ Name: Don Schreiber, Jr. Title: Principal Executive Officer and Chairman	FORESIDE FUND SERVICES, LLC By: /s/ Mark A. Fairbanks__________ Mark A. Fairbanks, Vice President

APPENDIX A

EXHIBIT A

WBI Tactical SMG Shares (f/k/a WBI SMID Tactical Growth Shares)
WBI Tactical SMV Shares (f/k/a WBI SMID Tactical Value Shares)
WBI Tactical SMY Shares (f/k/a WBI SMID Tactical Yield Shares)
WBI Tactical SMS Shares (f/k/a WBI SMID Tactical Select Shares)
WBI Tactical LCG Shares (f/k/a WBI Large Cap Tactical Growth Shares)
WBI Tactical LCV Shares (f/k/a WBI Large Cap Tactical Value Shares)
WBI Tactical LCY Shares (f/k/a WBI Large Cap Tactical Yield Shares)
WBI Tactical LCS Shares (f/k/a WBI Large Cap Tactical Select Shares)
WBI Tactical Income Shares
WBI Tactical High Income Shares
WBI Tactical Rotation Shares
WBI Power Factor™ High Yield Dividend ETF